Exhibit 99.1

1 Fountain Square Chattanooga, TN 37402 www.unum.com

FOR IMMEDIATE RELEASE
news	Contacts INVESTORS MEDIA	Thomas A. H. White Jim Sabourin	423 294 8996 866 750 8686 423 294 6300

Unum Group Reports Second Quarter 2010 Results

Operating Trends Remain Favorable and Strong Capital Position Maintained

CHATTANOOGA, Tenn. (August 3, 2010) – Unum Group (NYSE: UNM) today reported net income of $209.7 million ($0.63 per diluted common share) for the second quarter of 2010, compared to net income of $267.2 million ($0.80 per diluted common share) for the second quarter of 2009.

Included in the results for the second quarter of 2010 are net realized after-tax investment losses of $18.9 million ($0.06 per diluted common share), compared to net realized after-tax gains of $51.4 million ($0.15 per diluted common share) in the second quarter of 2009. Net realized after-tax investment losses for the second quarter of 2010 include an after-tax loss of $15.3 million resulting from changes in the fair value of an embedded derivative in a modified coinsurance contract, compared to an after-tax gain of $91.0 million in the second quarter of 2009. Also included in net realized after-tax investment losses for the second quarter of 2010 are net realized after-tax investment losses of $3.6 million related to sales and write-downs of investments, compared to net after-tax losses of $39.6 million in the second quarter of 2009.

Adjusting for these items, income on an after-tax basis was $228.6 million ($0.69 per diluted common share) in the second quarter of 2010, compared to $215.8 million ($0.65 per diluted common share) in the second quarter of 2009.

“Although the environment remains challenging, we reported another strong quarter with solid risk and investment results, and a very strong capital position,” said Thomas R. Watjen, president and chief executive officer.  “Our focus going forward will continue to be on executing our disciplined business plan and maintaining our financial flexibility.”

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

RESULTS BY SEGMENT

In the following discussions of the Company’s operating segment results, “operating revenue” excludes net realized investment gains and losses.  “Operating income” or “operating loss” excludes income tax and net realized investment gains and losses.

Unum US Segment

           Unum US reported operating income of $216.0 million in the second quarter of 2010, an increase of 12.9 percent from $191.3 million in the second quarter of 2009. Premium income for the segment declined 0.6 percent to $1,216.5 million in the second quarter of 2010; premium income in the second quarter of 2009 was $1,223.7 million.  Net investment income for the segment increased 4.8 percent to $318.7 million in the second quarter of 2010 compared to $304.1 million in the second quarter of 2009, reflecting a slight increase in miscellaneous net investment income.

Within the Unum US operating segment, the group disability line of business reported operating income of $84.1 million in the second quarter of 2010, compared to operating income of $68.3 million in the second quarter of 2009.  The 23.1 percent increase in operating income was primarily driven by an improvement in the benefit ratio for the second quarter of 2010 to 84.6 percent, compared to 87.0 percent in the second quarter of 2009.  The lower benefit ratio resulted from a higher rate of claim recoveries for group long-term disability which was offset partially by a higher level of claim incidence rates for group long-term and short-term disability. Premium income in group disability declined 3.8 percent to $520.7 million in the second quarter of 2010, compared to $541.0 million in the second quarter of 2009. On-going price competition, along with challenging economic conditions which negatively impact employment levels and wage growth and the Company’s continued commitment to disciplined pricing, renewals, and risk selection, were contributing factors to the decline in the current premium. Sales of fully insured group long-term disability products in the second quarter of 2010 decreased 40.7 percent to $32.2 million, compared to $54.3 million in the second quarter of 2009. Sales of fully insured group short-term disability products decreased 11.9 percent to $17.1 million in the second quarter of 2010, compared to $19.4 million in the second quarter of 2009.  Premium persistency in the group long-term disability line of business was 90.2 percent in the first half of 2010, compared to 88.2 percent in the first half of 2009. Case persistency for this line was 88.3 percent in the first half of 2010, compared to 87.6 percent in the first half of 2009. Premium persistency in the group short-term disability line of business was 89.2 percent in the first half of 2010, compared to 89.0 percent in the first half of 2009. Case persistency for the short-term disability line was 87.4 percent in the first half of 2010, compared to 86.7 percent in the first half of 2009.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

The group life and accidental death and dismemberment line of business reported a 5.7 percent increase in operating income to $51.5 million in the second quarter of 2010, compared to $48.7 million in the second quarter of 2009. Premium income for this line of business increased 2.0 percent to $297.7 million in the second quarter of 2010, compared to $291.8 million in the second quarter of 2009, reflecting favorable persistency.  The benefit ratio in the second quarter of 2010 was 70.3 percent compared to 70.5 percent in the second quarter of 2009, reflecting consistent risk experience in this line of business.  Sales of group life and accidental death and dismemberment products declined 25.5 percent in the second quarter of 2010 to $40.0 million from $53.7 million in the second quarter of 2009. Premium persistency in the group life line of business was 92.1 percent in the first half of 2010, compared to 87.1 percent in the first half of 2009. Case persistency in the group life line of business for the first half of 2010 was 88.3 percent compared to 87.5 percent in the first half of 2009.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

The Unum US supplemental and voluntary lines of business reported an 8.2 percent increase in operating income to $80.4 million in the second quarter of 2010, compared to $74.3 million in the second quarter of 2009.  The increase is attributable to higher income in the voluntary benefits and long-term care lines of business.  Premium income for supplemental and voluntary lines increased 1.8 percent to $398.1 million in the second quarter of 2010, compared to $390.9 million in the second quarter of 2009.  Relative to the second quarter of 2009, sales in the voluntary benefits line of business increased 50.8 percent in the second quarter of 2010, sales in the individual disability – recently issued line decreased 11.2 percent, and group long-term care sales increased 6.1 percent.

Unum UK Segment

Unum UK reported operating income of $52.9 million in the second quarter of 2010, a decrease of 21.4 percent from $67.3 million in the second quarter of 2009.  In local currency, operating income for the second quarter of 2010 decreased 18.9 percent, to £35.6 million from £43.9 million in the second quarter of 2009.

The benefit ratio in the second quarter of 2010 was 66.0 percent, compared to 54.4 percent in the comparable quarter in 2009. The higher benefit ratio for the current quarter reflects the decline in premium income, less favorable claims experience in the group life line of business, and a slightly higher level of incidence for group long-term disability relative to the historically low levels of incidence incurred in the year ago quarter.  The higher benefit ratio also reflects the impact of an increase in the reserves for future claims payments related to inflation linked policies which is largely offset by an increase in investment income for inflation linked bonds.  Premium income, in local currency, decreased 8.2 percent to £102.5 million in the second quarter of 2010, compared to £111.6 million in the second quarter of 2009. Persistency in the group long-term disability line of business was 90.7 percent in the first half of 2010, compared to 88.8 percent in the first half of 2009. Persistency in the group life line of business was 92.0 percent in the first half of 2010, compared to 77.5 percent in the first half of 2009. Sales increased 11.2 percent to $32.8 million in the second quarter of 2010, compared to $29.5 million in the second quarter of 2009.  In local currency, sales for the second quarter of 2010 increased 15.8 percent to £22.0 million, compared to £19.0 million in the second quarter of 2009.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

Colonial Life Segment

Colonial Life reported a 3.6 percent increase in operating income to $73.9 million in the second quarter of 2010, compared to $71.3 million in the second quarter of 2009.  The benefit ratio in the second quarter of 2010 was 48.3 percent, compared to 46.4 percent for the same period in 2009.  The benefit ratio increase resulted from higher benefit ratios in the accident, sickness, and disability line and cancer and critical illness line which were partially offset by a lower benefit ratio in the life line of business.  Premium income for the second quarter of 2010 increased 6.7 percent to $267.7 million, compared to $250.8 million in the second quarter of 2009.  Sales increased 7.6 percent to $83.9 million in the second quarter of 2010 from $78.0 million in the second quarter of 2009, driven by strong sales in the commercial market which offset a decline in sales in the public sector market.  New accounts increased 13.6 percent in the second quarter of 2010 compared to the second quarter of 2009, and average weekly producers increased 9.7 percent compared to the second quarter of 2009.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

Individual Disability – Closed Block Segment

The Individual Disability – Closed Block segment reported operating income of $12.4 million in the second quarter of 2010, compared to $10.0 million in the second quarter of 2009, primarily due to a lower level of expenses.  The interest adjusted loss ratio for the segment was 85.4 percent in the second quarter of 2010, compared to 82.0 percent in the second quarter of 2009, primarily due to lower claim recoveries, partially offset by lower claim incidence rates.

Corporate and Other Segment

The Corporate and Other segment reported an operating loss of $17.6 million in the second quarter 2010, compared to $16.0 million in the second quarter of 2009.  Higher net investment income in this year’s second quarter was offset by increased interest expense and increased operating expenses, primarily caused by increased litigation costs in the second quarter of 2010.

OTHER INFORMATION

Capital Management

At June 30, 2010, the weighted average risk-based capital for the traditional US insurance companies was approximately 400 percent; leverage was 19.9 percent; and cash and marketable securities in our holding companies equaled $773 million.

Leverage is measured as total debt to total capital, which the Company defines as total long-term and short-term debt plus stockholders’ equity, excluding the net unrealized gain or loss on securities and the net gain or loss on cash flow hedges.  Leverage also excludes the non-recourse debt and associated capital of Tailwind Holdings, LLC and Northwind Holdings, LLC.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

Shares Outstanding

The Company’s average number of shares (000s) outstanding, assuming dilution was 332,632.2 for the second quarter of 2010, compared to 331,955.2 for the second quarter of 2009.  Shares outstanding totaled 327,142.0 at June 30, 2010.  During the second quarter of 2010, the Company repurchased 5,725.5 shares at a total cost of $129.8 million.  At June 30, 2010, the Company had approximately $370 million remaining under its share repurchase authorization.

Book Value

Book value per common share as of June 30, 2010 was $27.12 compared to $22.57 at June 30, 2009.

OUTLOOK

The Company is maintaining its previously stated outlook for full year 2010 and anticipates operating earnings growth for the year to be in a range of four percent to six percent.

NON-GAAP RECONCILIATION

The Company analyzes its performance using non-GAAP financial measures which exclude certain items and the related tax thereon from net income.  The Company believes operating income or loss, excluding certain tax items as well as realized investment gains and losses, which may be recurring, is a better performance measure and a better indicator of the profitability and underlying trends in its business.  Realized investment gains and losses are primarily dependent on market conditions and general economic events and are not necessarily related to decisions regarding the Company’s underlying business.  The Company believes leverage excluding the non-recourse debt as well as unrealized gains and losses on securities and the net gain or loss on cash flow hedges, which also tend to fluctuate depending on market conditions and general economic trends, is an important measure.  For reconciliation to the most directly comparable GAAP measures, refer to the attached digest of earnings.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

CONFERENCE CALL INFORMATION

Members of Unum Group senior management will host a conference call on Wednesday, August 4, 2010 at 9:00 A.M. (Eastern Time) to discuss the results of operations for the second quarter.  Topics may include forward-looking information such as the Company’s outlook on future results, trends in operations, and other material information.

The dial-in number for the conference call is (866) 575-6540 for U.S. and Canada.  For international, the dial-in number is (913) 312-0394.  A live webcast of the call will also be available at www.investors.unum.com in a listen-only mode.  It is recommended that webcast viewers access the “Investors” section of the Company’s website and opt-in to the webcast fifteen minutes prior to the start of the call.  A replay of the call will be available by telephone and on the Company’s website through Wednesday, August 11, 2010.

In conjunction with today’s earnings announcement, the Company’s Statistical Supplement for the second quarter of 2010 is available on the “Investors” section of the Company’s website.

ABOUT UNUM GROUP

Unum (www.unum.com) is one of the leading providers of employee benefits products and services and the largest provider of disability insurance products in the United States and the United Kingdom.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

SAFE HARBOR STATEMENT

Certain information in this press release constitutes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are those not based on historical information, but rather relate to future operations, strategies, financial results, or other developments and speak only as of the date made.  These forward-looking statements are subject to numerous assumptions, risks, and uncertainties, many of which are beyond our control.  The following factors, in addition to other factors mentioned from time to time, may cause actual results to differ materially from those contemplated by the forward-looking statements: (1) unfavorable economic or business conditions, both domestic and foreign, including the continued financial market disruption; (2) legislative, regulatory, or tax changes, both domestic and foreign, including the effect of potential legislation and increased regulation in the current political environment; (3) sustained periods of low interest rates; (4) changes in claim incidence and recovery rates due to, among other factors, the rate of unemployment and consumer confidence, the emergence of new diseases, epidemics, or pandemics, new trends and developments in medical treatments, and the effectiveness of claims management operations; (5) fluctuation in insurance reserve liabilities; (6) investment results, including but not limited to, realized investment losses resulting from impairments that differ from our assumptions and historical experience; (7) changes in interest rates, credit spreads, and securities prices; (8) increased competition from other insurers and financial services companies due to industry consolidation or other factors; (9) changes in our financial strength and credit ratings; (10) rating agency actions, state insurance department market conduct examinations and other inquiries, other governmental investigations and actions, and negative media attention; (11) effectiveness in managing our operating risks and the implementation of operational improvements and strategic growth initiatives; (12) actual experience in pricing, underwriting, and reserving that deviates from our assumptions; (13) lower than projected persistency and lower sales growth; (14) changes in accounting standards, practices, or policies; (15) effectiveness of our risk management program; (16) the level and results of litigation; (17) currency exchange rates; (18) ability of our subsidiaries to pay dividends as a result of regulatory restrictions; (19) ability and willingness of reinsurers to meet their obligations; (20) changes in assumptions related to intangible assets such as deferred acquisition costs, value of business acquired, and goodwill; (21) events or consequences relating to terrorism and acts of war, both domestic and foreign; and (22) ability to recover our systems and information in the event of a disaster or unanticipated event.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

For further information about risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Part I, Item 1A of our annual report on Form 10-K for the year ended December 31, 2009 and any subsequently filed Forms 10-Q.  The forward-looking statements in this press release are being made as of the date of this press release, and the Company expressly disclaims any obligation to update or revise any forward-looking statement contained herein, even if made available on our website or otherwise.

###

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

DIGEST OF EARNINGS

(Unaudited)
Unum Group (UNM:NYSE)
and Subsidiaries

($ in millions, except share data)
	Three Months Ended June 30		Six Months Ended June 30
	2010	2009	2010	2009

Operating Revenue by Segment	$2,540.1	$2,540.7	$5,076.1	$5,054.2
Net Realized Investment Gain (Loss)	(29.5)	87.3	(3.9)	22.7
Total Revenue	$2,510.6	$2,628.0	$5,072.2	$5,076.9

Operating Income by Segment	$337.6	$323.9	$673.2	$639.1
Net Realized Investment Gain (Loss)	(29.5)	87.3	(3.9)	22.7
Income Tax	98.4	144.0	229.8	229.7
Net Income	$209.7	$267.2	$439.5	$432.1

PER SHARE INFORMATION

Net Income Per Common Share
Basic	$0.63	$0.81	$1.32	$1.31
Assuming Dilution	$0.63	$0.80	$1.32	$1.30

Weighted Average Common Shares - Basic (000s)	331,236.8	331,171.8	331,752.6	330,988.8
Weighted Average Common Shares - Assuming Dilution (000s)	332,632.2	331,955.2	333,077.5	331,460.3

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended June 30
	2010		2009
	(in millions)	per share *	(in millions)	per share *

After-tax Operating Income	$228.6	$0.69	$215.8	$0.65
Net Realized Investment Gain (Loss), Net of Tax	(18.9)	(0.06)	51.4	0.15
Net Income	$209.7	$0.63	$267.2	$0.80

* Assuming Dilution
	As of June 30
	2010		2009
	(in millions)	per share	(in millions)	per share

Total Stockholders' Equity (Book Value)	$8,871.7	$27.12	$7,478.4	$22.57
Net Unrealized Gain (Loss) on Securities	476.4	1.46	(201.7)	(0.61)
Net Gain on Cash Flow Hedges	424.7	1.30	367.5	1.11
Subtotal	7,970.6	24.36	7,312.6	22.07
Foreign Currency Translation Adjustment	(156.7)	(0.48)	(60.7)	(0.18)
Subtotal	8,127.3	24.84	7,373.3	22.25
Unrecognized Pension and Postretirement Benefit Costs	(306.5)	(0.94)	(397.0)	(1.20)
Total Stockholders' Equity, As Adjusted	$8,433.8	$25.78	$7,770.3	$23.45

	June 30
	2010
	(in millions)

Debt, As Reported	$2,491.9
Exclude Non-recourse Debt	737.5
Debt, As Adjusted	$1,754.4

Total Stockholders' Equity, As Reported	$8,871.7
Exclude Net Unrealized Gain on Securities and
Net Gain on Cash Flow Hedges	901.1
Exclude Northwind and Tailwind Capital	919.4
	7,051.2
Debt, As Adjusted	1,754.4
Total Capital, As Adjusted	$8,805.6

Debt to Capital Ratio	19.9%

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

11